SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2003

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Tenth Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Joint press release issued by the Registrant and Three-Five Systems, Inc. (TFS) on March 28, 2003, regarding the sale of certain assets and a manufacturing alliance with TFS.

Item 9. Regulation FD Disclosure.

On March 28, 2003, the Registrant issued a joint press release with TFS regarding the sale of certain assets and a manufacturing alliance with TFS. A copy of the press release is furnished as Exhibit 99.1 to this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microtune, Inc.

Date: March 28, 2003	By:	/S/ Nancy A. Richardson
Nancy A. Richardson Chief Financial Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description	Page
99.1	Press Release jointly issued by the Registrant and Three-Five Systems, Inc. on March 28, 2003, regarding the sale of certain assets and a manufacturing alliance with Three-Five Systems, Inc.	4